Exhibit 10.10

L E A S E

BETWEEN

DELANCEY LLC

a Nevada limited-liability company

AS LANDLORD

AND

1847 CMD INC., a

Delaware corporation

AS TENANT

DATED AS OF December 13, 2024

LEASE

THIS LEASE (“Lease”) is entered into as of the 13th day of December, 2024 (the “Execution Date”), by and between Delancey LLC, a Nevada limited liability company (“Landlord”) and 1847 CMD Inc., a Delaware corporation (“Tenant”).

ARTICLE ONE

BASIC TERMS

Section 1.01 Definitions

For purposes of this Lease, the following terms shall have the following meanings:

Landlord’s Address: 82 Badwater Basin St., Las Vegas, Nevada 89138 Email: with a copy to Levine Garfinkel & Eckersley, 1671 West Horizon Ridge Parkway, Suite 230. Henderson, Nevada 89012, Attn: Ira S. Levine, Esq. Email:

Tenant’s Address: c/o 1847 Holdings LLC, 590 Madison Avenue, 21st Floor, New York, NY 10022, Attn: Ellery W. Roberts, Email: with a copy to Bevilacqua PLLC, 1050 Connecticut Avenue, NW, Suite 500, Washington, DC 20036, Attn: Louis A. Bevilacqua, Email: .

Leased Premises Address: 4485 Delancey Drive, Las Vegas Nevada 89103 and 4495 Delancey Drive, Las Vegas, Nevada 89103

Premises: means the approximately 0.39 acres of land for 4485 Delancey Drive, Las Vegas, Nevada and 0.48 acres of land for 4495 Delancey Drive, Las Vegas, Nevada (collectively, the “Land”), together with the building (the “Building”) and all other improvements located on the Land, situated in the County of Clark, State of Nevada. (The Building and all other improvements located on the Land are hereinafter collectively referred to as the “Improvements.”) The Building consists of approximately 15,000 square feet and includes, without limitation, all heating, air conditioning, mechanical, electrical, plumbing systems, the roof and all walls, foundations, fixtures and equipment above the suspended ceiling or beneath the level of the foundation which serve the Premises, constituting a part thereof. The Land includes all easements and rights-of-way appurtenant thereto. The acreage and the square footage of the Building are estimates only and the Rent, as defined herein, is not based on the actual square footage but an amount agreed to for the Improvements regardless of the actual measurements of the Land and the Building.

Lease Term: five (5) years (the “Initial Term”). beginning on the Commencement Date and continuing until December 2, 2029 (the “Expiration Date”). Tenant shall enjoy the right of two (2) consecutive options to renew such lease for additional five (5) year periods (each, a “Renewal Term”) as set forth in Rider No. 1 attached to this Lease.

Commencement Date: Shall mean December 13, 2024 which is the Closing Date as defined in the Amended and Restated Stock and Membership Interests Purchase Agreement, executed by and between Tenant and certain affiliates and related parties of Landlord, dated as of December 5, 2024 (the “Purchase Agreement”).

Anniversary Date: Shall mean the 1st day of November of each and every calendar year during the Lease Term.

Permitted Uses: The manufacturing, fabrication, storage, and installation of doors and related items and all activities related thereto.

Tenant’s Guarantor: 1847 Holdings LLC, a Delaware limited liability company, CMD Inc., a Nevada corporation and CMD Finish Carpentry LLC, a Nevada limited liability company

Landlord’s Broker: Sunbelt Business Brokers

Tenant’s Broker: None

Costs: This is a Triple Net (NNN) lease. Except as otherwise provided herein, all costs of ownership, operation, maintenance and management of the Premises, including the following costs by way of illustration, but not by limitation, are to be the responsibility of the Tenant: (i) ) the cost of any insurance coverage maintained by Tenant in accordance with the terms of this Lease; (ii) utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Premises by Tenant (including, without limitation, energy conservation charges or surcharges); (iii) all costs of utilities, waste disposal, refuse removal, sewage and including but not limited to water and all other utilities and services provided to the Premises; (iv) except as otherwise set forth in Section 6.04 of this Lease, all costs incurred in repairing and maintaining the Premises and (v) special assessments and any other expenses which would reasonably or customarily be included.

Security Deposit: None.

Section 1.02 Base Rent; Monthly Impound

The “Base Rent” shall be Twenty Thousand Dollars ($20,000) per month. The first month’s Base Rent shall be payable upon the Commencement Date. Base rent shall increase annually by an amount equal to three percent (3%) of the previous year’s Base Rent. The increase shall be added to the Base Rent on the anniversary of the Commencement Date or immediately preceding adjustment date, as applicable, during the Initial Term and any Renewal Term.

ARTICLE TWO

LEASE TERM

Section 2.01 Lease of Property for Lease Term

Landlord hereby leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.01 above and shall begin and end on the dates specified in Section 1.01 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The “Commencement Date” shall be the date specified in Section 1.01 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

Section 2.02 Holding Over

Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify and hold Landlord harmless against all, actual damages, claims, losses, penalties, charges, and expenses (including reasonable attorneys’ fees and costs) incurred by Landlord resulting from any delay by Tenant in vacating the Premises; provided, however, in no event shall Tenant be liable to Landlord for speculative, special or punitive damages as a result of such holding over. If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the Premises shall be a tenancy at will, subject to all of the terms of this Lease applicable to a tenancy at will, except that the Base Rent then in effect shall be equal to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to the expiration or earlier termination of this Lease.

ARTICLE THREE

Section 3.01 Intentionally Omitted

ARTICLE FOUR

Section 4.01 Additional Rent

All charges payable by Tenant to Landlord hereunder other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, all Additional Rent shall be paid within thirty (30) days following receipt from Landlord of evidence of the amount of such Additional Rent then due. The term “Rent” shall mean Base Rent, and the Additional Rent. Nothing herein contained shall require Tenant to pay any municipal, state or federal income taxes imposed on Landlord with respect to Tenant’s income or in respect of any federal or state estate tax, succession tax, inheritance tax or transfer tax of Landlord, or corporation franchise tax imposed upon any corporate owner of Landlord’s interest in the Premises.

Section 4.02 Personal Property and Real Estate Taxes

(a) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property, belonging to Tenant (“Tenant’s Personal Property”). Tenant shall use its best efforts to have Tenant’s Personal Property taxed separately from the Premises.

(b) If any of Tenant’s Personal Property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such taxes attributable to Tenant’s Personal Property. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to contest or object to the amount or validity of any taxes on Tenant’s Personal Property by appropriate legal proceedings pursued diligently and in good faith. Nothing in this Lease shall be deemed to require Tenant to pay, or cause to be paid, any taxes on Tenant’s Personal Property so long as Tenant is in good faith and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that such contest operates to suspend collection and enforcement of the contested tax. Tenant’s contest of Tenant’s Personal Property taxes shall be at its sole cost and expense.

(c) Nothing herein contained shall require Tenant to pay any municipal, state or federal income taxes imposed on Landlord with respect to Tenant’s income or in respect of any federal or state estate tax, succession tax, inheritance tax or transfer tax of Landlord, or corporation franchise tax imposed upon any corporate owner of Landlord’s interest in the Premises.

(d) Landlord shall be responsible for and shall pay before due all real estate taxes related to the Premises including all taxes and assessments and other governmental charges (whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Building or by others subsequently created or otherwise), and any other taxes and improvement assessments attributable to the Premises. Tenant shall, within thirty (30) days after receipt of an invoice and supporting documentation, reimburse Landlord for the cost of such taxes. Landlord and Tenant shall cooperate in any challenge of the amount of such taxes whether requested by Landlord or Tenant.

Section 4.03 Utilities

Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, telephone, water, and other utilities and services supplied to the Premises. In no event shall Landlord be liable for any interruption or failure in the supplying of any such utilities to the Premises, nor shall any such interruption constitute a constructive eviction or result in an abatement of Tenant’s rental or other obligations hereunder, provided if: (a) any Essential Required Services (as hereinafter defined) are interrupted due to the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or affiliated parties, (b) Tenant is unable to and does not use or occupy the Premises during such period of interruption as a result of such interruption, (c) Tenant shall have given written notice of such interruption to Landlord and (d) Landlord shall have failed to cure such interruption within five (5) consecutive business days after receiving such written notice, Rent shall abate commencing as of the beginning of the sixth (6th)) business day following receipt of such notice until such Essential Required Services are restored. As used herein, the term “Essential Required Services” means any one or more of the following: HVAC, electricity, and water.

Section 4.04 Insurance

(a) Property Insurance. Tenant shall maintain property insurance on the Improvements the amount of the full replacement value of the Improvements. In addition, Tenant shall obtain and keep in force at all times during the Lease Term, a policy or policies of insurance covering loss or damage to all of Tenant’s Personal Property and the equipment and trade fixtures of Tenant located within the Premises in the amount of the full replacement value thereof as ascertained by the Tenants insurance carrier against risks of direct physical loss or damage, normally covered in an “all risk” policy (including the perils of flood and surface waters), as such term is used in the insurance industry; provided, however, that Tenant shall have no obligation to insure against earthquake, flood or terrorism.

(b) General Liability Insurance. Tenant shall, at Tenant’s expense, maintain a policy of Commercial General Liability insurance insuring Landlord and Tenant against liability arising out of the use, occupancy or maintenance of the Premises. The initial amount of such insurance shall be at least One Million Dollars ($1,000,000), and shall be subject to periodic increase upon reasonable demand by Landlord based upon recommendation of professional insurance advisers reasonably acceptable to Landlord and Tenant. However, the limits of such insurance shall not limit Tenant’s liability nor relieve Tenant of any obligation hereunder. Landlord shall be named as an additional insured on said policy and such policy shall contain the following provision: “Such insurance as afforded by this policy for the benefit of Landlord shall be primary as respects any claims, losses or liabilities arising out of the use of the Premises by the Tenant or by Tenant’s operation and any insurance carried by the Landlord shall be excess and noncontributing.” The policy shall insure Tenant’s performance of the indemnity provisions of Section 5.04.

(c) Business Interruption Insurance. Tenant shall at all times maintain insurance covering the interruption of Tenant’s business that specifically insures that the Base Rent and Additional Rent, if any, will be paid to Landlord for a period not less than twelve (12) full calendar months in the event the Premises are destroyed or rendered inaccessible by a risk required to be insured by Tenant under this Lease; provided, however, that such insurance shall be secondary to, and shall only pay, after Landlord has received the full benefit of the loss of any rent insurance obtained by Landlord, if any.

(d) Insurance Policies. Insurance required to be maintained by Tenant hereunder shall (i) name Landlord as an additional insured; and (ii) be in companies holding a “General Policyholders’ Rating” of A or better and a “financial rating” of 10 or better, as set forth in the most current issue, of “Best’s Insurance Guide,” or a policy underwritten by Lloyd’s of London. Tenant shall promptly deliver to Landlord, within thirty (30) days after the Commencement Date, copies of certificates evidencing the existence and amounts of such insurance. No such policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, upon the expiration, cancellation or reduction of such policies furnish Landlord with renewals or “binders” thereof Tenant shall not do or permit to be done anything that shall invalidate the insurance policies required under this Lease. Landlord shall be named as an additional insured on Tenant’s General Liability Insurance Policy as set forth in subsection (b) above and a loss payee on Tenant’s Property Insurance covering the Premises (but not Tenant’s Personal Property or the equipment, furniture and fixtures of Tenant.

(e) Landlord’s Insurance. Landlord shall keep the Building and Improvements insured against damage and destruction by fire, vandalism, and other perils in the amount of the full replacement value of thereof (as determined for insurance purposes) as the value may exist from time to time, exclusive of foundations and footings, or such lesser amount as will avoid co-insurance. Landlord may, at Landlord’s option, Tenant’s expense, maintain a policy of Commercial General Liability insurance insuring Landlord and Tenant against liability arising out of the ownership of the Premises or any use, occupancy or maintenance of the Premises by Landlord. cost of any insurance maintained by Landlord pursuant to the terms of this Section 4.04(e) shall be reimbursed by Tenant within thirty (30) days after receipt of an invoice therefor.

Section 4.05 Waiver of Subrogation

Tenant and/or Landlord shall obtain from the issuer of the insurance policies referred to in Section 4.05 a mutual waiver of subrogation provision in said policies and Tenant and Landlord each hereby release and relieve the other, and waive any and all rights of recovery against the other, or against the employees, officers, agents and representatives of the other, for loss or damage arising out of or incident to the perils, insured against under this Section, which occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors or invitees.

Section 4.06 Late Charges

Tenant acknowledges that Tenant’s failure to pay Base Rent or Additional Rent pursuant to the terms of this Lease may cause Landlord to incur unanticipated costs. The exact amount of such costs is impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any Rent payment within five (5) days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.07 Return of Check

If Base Rent or Additional Rent is paid by check and the check is returned to Landlord for any reason whatsoever without payment, Tenant shall be assessed a late charge on the past due amount pursuant to Section 4.07 as well as a Fifty Dollar ($50) fee to cover the charge assessed by the financial institution that returns the check. If payment is returned for insufficient funds, Landlord has the right to demand payment in the form of a cashiers or certified check. If Tenant has two (2) or more insufficient funds’ payments in a twelve (12) month period, Landlord may demand that all subsequent payments be in the form of a cashiers or certified check.

Section 4.08 Sewer and Trash Removal

(a) Tenant shall directly contract with the appropriate entity for sewer and trash removal services.

(b) In the event the Tenant does not obtain such services or fails to make timely payments to the utility supplying such service, Landlord may, but is not obligated to do so, contract with the appropriate entity to supply the trash and sewer service to the Premises.

(c) If Landlord contracts with the appropriate entity to supply the trash and sewer services, Tenant shall pay in twelve equal monthly amounts, as Additional Rent, to Landlord the Tenant’s estimated annual trash or refuse removal and sewer fees. If Landlord has contracted for such services on behalf of Tenant in accordance with Section 4.08(b) above, prior to the beginning of each calendar year, the Landlord shall provide the Tenant with a good faith estimate of Tenant’s projected annual fees for trash or refuse removal and sewer fees. Within thirty (30) days following the end of each calendar year, Landlord shall deliver to Tenant, a statement, in reasonable detail, of the actual trash refuse expenses and sewer expenses incurred by Landlord during the preceding calendar year. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit given to Tenant against the next installments of Rent, as the case may be, to reflect the actual refuse expenses.

ARTICLE FIVE

USE OF PROPERTY

Section 5.01 Permitted Uses

Tenant may use the Premises only for the Permitted Uses set forth in Section 1.01 above. Landlord hereby covenants not to undertake any action to change or permit any change in the zoning classification of the Premises without the prior written consent of Tenant, which shall be given in Tenant’s sole discretion.

Section 5.02 Manner of Use

Subject to Landlord’s obligations hereunder, Tenant shall not cause or permit the Premises to be used in any way (i) which constitutes (or would constitute) a material violation of any law, ordinance, or governmental regulation, or order concerning the use or occupancy of the Premises, or (ii) which constitutes a nuisance or waste. Tenant shall comply in all material respects with all applicable statutes, ordinances, rules, regulations, orders and requirements, now in force or which may hereafter be in force (“Laws”) regulating the use, occupancy or alterations by Tenant of the Premises, including Environmental Laws. “Environmental Laws” shall mean, whenever in effect, any federal, state, or local law, statute, regulation, ordinance or similar provision having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public or worker health and safety (including the Occupational Safety and Health Act), toxic and hazardous wastes, substances, and materials, pollution and environmental protection. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant’s intended use or whether such use complies with all such Laws. Notwithstanding the foregoing, Landlord represents, to its actual knowledge, that the zoning classification applicable to the Premises permits use pf the Premises for the Permitted Use.

Section 5.03 Hazardous Substances

(a) Hazardous Substances. The term “Hazardous Substances”, as used in this Lease, shall mean all substances, materials or wastes declared to be hazardous or toxic or otherwise subject to imposition of liability or standards of conduct under any Environmental Laws ;including, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products. Landlord represents and warrants that, to its actual knowledge, as of the Commencement Date, the Premises are free and clear of Hazardous Substances.

(i) Landlord shall indemnify, defend, and hold harmless Tenant, and its officers, directors, beneficiaries, shareholders, partners, agents, invitees, employees, successors and assignees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with any spill, discharge, or other release of Hazardous Substances existing as of the Commencement Date or that occurs during the term of this Lease at or from the Premises arising from the gross negligence or willful misconduct of Landlord.

(ii) Tenant’s obligations and liabilities shall survive the expiration of this Lease.

(b) Tenant’s Restrictions. Tenant shall not cause:

(i) Any material violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises arising from Tenant’s use of the Premises, including, but not limited to, soil and ground water conditions; or

(ii) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, except in material compliance with Environmental Laws. Tenant shall be allowed to use substances normally associated with the automotive repair and maintenance business or in a business type that would properly operate within the same type of premises and within the zoning of the Premises.

(c) Environmental Compliance

(i) Tenant shall, at Tenant’s own expense, comply, in all material respects, with all Environmental Laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances used in connection with Tenant’s business.

(ii) Tenant shall, if required under Environmental Laws and at Tenant’s own expense, make all reasonable submissions to, provide all reasonable information required by, and comply, in all material respects, with all lawful requirements of all governmental authorities (the “Authorities”) under Environmental Laws with respect to the Tenant’s use or operation of the Premises.

(iii) Should any governmental authority demand, during the term of the Lease, that a clean-up plan be prepared and that a clean-up be undertaken because of any spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease at or from the Premises to the extent caused by the use or operation of the Premises by Tenant and/or its employees, agents, contractors, invitees, customers and/or visitors, then Tenant shall promptly notify Landlord and, at Tenant’s own expense, comply, in all material respects, with all lawful requirements of such Authority with respect to preparing and submitting the required clean-up plans and related bonds and other financial assurances and carrying out the clean-up.

(iv) Tenant shall promptly provide all material information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is reasonably requested by Landlord to determine compliance with Paragraph (c). Tenant’s obligations and liabilities under this Paragraph (c) shall survive the expiration of this Lease.

(d) Tenant’s Indemnity.

(i) Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, invitees, employees, successors and assignees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with (i) any spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease at or from the Premises to the extent caused by the use or operation of the Premises during the term of the Lease by Tenant and/or its employees, agents, contractors, invitees, customers and/or visitors; or (ii) Tenant’s failure to provide all material information, make all material submissions, and take all material steps required by all Authorities under the Hazardous Substance Laws and all other Environmental Laws with respect to its use of the Premises during the term of the Lease.

(ii) Tenant’s obligations and liabilities under this Paragraph (d) shall survive the expiration of this Lease.

Section 5.04 Signs, Auctions and Trade Fixtures

(a) Signs. Tenant shall not place, maintain, nor permit on any exterior door, wall, or window of the Premises any sign, awning, canopy, marquee, or other advertising without the express written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord acknowledges its approval of the normal and customary signage of Tenant for the Permitted Use and any signage placed on the Premises prior to the Commencement Date. Furthermore, Tenant shall not place any decoration, lettering, or advertising matter on the glass of any exterior show window of the Premises without the written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. If Landlord consents to any sign, awning, canopy, marquee, decoration, or advertising matter, Tenant shall maintain it in good appearance and repair at all times during this Lease, normal wear and tear excepted. At the Expiration Date, Tenant shall have no obligation to remove any signs from the Premises that existed as of the Commencement Date and any of the items mentioned in this Section that are not removed from the Premises by Tenant may, without damage or liability, be destroyed by Landlord. No such consent by Landlord shall be deemed to be a representation or warranty of Landlord for any purpose whatsoever, and Landlord shall not have any liability with respect to such consent. It is Tenant’s sole responsibility and obligation to ensure any such signage is installed, erected, or otherwise maintained in compliance with all applicable laws, ordinances, regulations, and other rules of the governing entities with competent jurisdiction concerning such matters. Notwithstanding the foregoing, Landlord represents and warrants, to its actual knowledge, that the signs existing at the Premises as of the Commencement Date are in compliance with all applicable laws, ordinances, regulations, and other rules of the governing entities with competent jurisdiction and are properly installed and in good condition and state of repair.

(b) Auctions. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises, other than reasonable sales such as automobile mechanics lien sales.

(c) Trade Fixtures.

(i) Installation of Trade Fixtures. Tenant shall be permitted to install and affix on the Premises items for use in Tenant’s trade or business in connection with the Permitted Use (collectively “Trade Fixtures”) without Landlord’s consent. Trade Fixtures installed in the Premises by Tenant shall remain the property of Tenant and may be removed at the expiration of the Term or any extension, provided that any damage to the Premises caused by the removal of the Trade Fixtures shall be repaired by Tenant, and further provided that Landlord shall have the right to require Tenant to remove any Trade Fixtures that Tenant might otherwise elect to abandon.

(ii) Abandonment. Any Trade Fixtures or other Tenant’s Personal Property that is not removed from the Premises by Tenant within thirty (30) calendar days after the Expiration Date shall be deemed abandoned by Tenant and shall automatically become the property of Landlord as owner of the real property to which they are affixed and not due to the lien provided to Landlord in Section 5.04(c) (ii) above.

(iii) Landlord’s Lien. In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. The provisions of this paragraph relating to said lien and security interest shall constitute a security agreement under the Uniform Commercial Code (“the Code”) so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, including but not limited to all fixtures, machinery, equipment, furnishings, inventory and other articles of personal property now or hereafter placed in or upon the Premises by Tenant. Tenant agrees to execute as debtor such financial statement or statements as Landlord may now or hereafter reasonably request in order that such security interest or interests be protected pursuant to the Code.

Landlord may, at its election, at any time file a copy of this Lease (or a copy of this Lease with the rental and other major business terms of this Lease deleted therefrom) as a financing statement. Landlord, as a secured party, shall be entitled to all of the rights and remedies afforded a secured party under the Code in addition to and cumulative with Landlord’s liens and rights provided by law or by other terms and provisions of this Lease. Concurrently with the execution of this Lease or at any time thereafter upon request of Landlord, Tenant shall execute the UCC-1 Financing Statement covering all Tenant’s property herein referred to.

Notwithstanding anything set forth in this Section 5.04 to the contrary, Landlord agrees that it shall subordinate this Landlord Lien in favor of any lender of Tenant financing Tenant’s leasehold interest or any furniture, fixtures, equipment, inventory or other personal property of Tenant used in the Premises for the Permitted Use.

Section 5.05 Indemnity

Tenant shall indemnify and hold harmless Landlord and its respective officers, directors, beneficiaries, shareholders, partners, agents, invitees, employees, successors and assignees from and against all claims, losses, damages, expenses (including reasonable attorneys’ fees and costs), penalties and charges arising from or in connection with (i) Tenant’s use of the Premises during the Lease Term, or (ii) from the conduct of Tenant’s business at the Premises, or (iii) from any activity, work or things done, permitted or suffered by Tenant or Tenant’s employees in or about the Premises during the Lease Term. Subject to the limitations set forth below, Tenant shall further indemnify and hold harmless Landlord from and against any and all claims, loss, damage, expense (including reasonable attorneys’ fees and costs), penalty or charge arising from any default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant’s agents, contractors, or employees, and from and against all actual out-of-pocket costs, reasonable attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by the employ of legal counsel reasonably satisfactory to Landlord. Tenant’s indemnity is not intended to nor shall it relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant pursuant to the provisions of this Lease to the extent that such policies cover the results of negligent acts or omissions of Landlord or Tenant or their respective officers, agents, contractors or employees as applicable, or the failure of Landlord or Tenant, as applicable, to perform any of its obligations under this Lease.

Landlord shall indemnify and hold harmless Tenant and its respective officers, directors, beneficiaries, shareholders, partners, agents, invitees, employees, successors and assignees from and against all claims, losses, damages, expenses (including reasonable attorneys’ fees and costs), penalties and charges arising from or in connection with the gross negligence or willful misconduct of Landlord.

Section 5.06 Landlord’s Access

Tenant shall permit Landlord and its agents to enter into and upon the Premises, upon not less than forty-eight (48) hours advance written notice, at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which said Premises are situated, or for the purpose of making repairs, to the Premises pursuant to Landlord’s Obligations, as defined below, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required, or for the purpose of posting notices of non-liability for alterations, additions or repairs, or for the purpose of placing upon the property in which the Premises are located any usual or ordinary “For Sale” signs. Landlord shall be permitted to do any of the above without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned provided if Landlord’s exercise of the any of the above rights materially interferes with Tenant’s business operations at the Premises, and Landlord is grossly negligent in its actions, then to the extent that Tenant cannot reasonably continue its normal business operations for more than five (5) consecutive days, Rent due hereunder shall be abated until such time as the material interference ceases and Tenant is able to resume normal business operations in the Premises. Tenant shall permit the Landlord, at any time within one hundred eighty (180) days prior to the expiration of this Lease, to place upon said Premises any usual or ordinary “For Lease” signs and during such one hundred eighty (180) day period Landlord or his agents may, during normal business hours, upon not less than forty-eight (48) hours advance written notice, enter the Premises for the purpose of showing the same to prospective tenants.

Section 5.07 Quiet Possession

If Tenant pays the Rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX

CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01 Exemption of Landlord from Liability

Landlord shall not be liable for all claims, losses, damages, expenses, penalties and charges arising from or in connection with any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, or gas; or (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant.

Section 6.02 Condition of the Premises.

Except as otherwise specifically set forth herein, Tenant hereby agrees to accept the Premises in their condition existing, “as-is.” as of the Commencement Date and acknowledges that Landlord shall not be required to make any improvements or alterations in connection with the Premises. Tenant further agrees to accept the Premises subject to all applicable zoning, ordinances and regulations governing and regulating the use of the Premises, and any covenants of restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Landlord represents and warrants that, as of the Commencement Date, the Premises in in compliance with all applicable zoning, ordinances and regulations and any covenants of restrictions of record.

Tenant acknowledges that neither Landlord nor Landlord’s agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant’s business. Notwithstanding the foregoing, Landlord acknowledges that is has been operating in the Premises for the Permitted Use prior to the Commencement Date and that, to its actual knowledge, there are no conditions presently existing that would prohibit or impair Tenant’s ability to continue the same.

Section 6.03 Tenant’s Obligations

(a) Tenant shall, at Tenant’s sole cost and expense, keep all portions of the Premises in good order, condition and repair, including, without limitation, all components of the electrical, mechanical, plumbing and HVAC. If any portion of the Premises or any, system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired, Tenant shall promptly replace such portion of such system or equipment in the Premises. The provisions of this Section 6.03(a) with respect to the making of repairs shall not apply in the case of fire or other casualty which are addressed in Article VII hereof. Notwithstanding anything set forth herein to the contrary, Landlord represents and warrants that, to its actual knowledge, as of the Commencement Date, all electrical, mechanical, plumbing and HVAC systems serving the Premises are in good condition and state of state of repair.

(b) Tenant shall notify Landlord of all required repairs (other de minimis repairs) to the roof, foundation, electrical, mechanical, plumbing and HVAC systems. If Tenant fails to maintain or repair the Premises as required by this Lease, Landlord may, upon ten (10) days prior written notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all reasonable, actual and documented costs incurred in performing such maintenance or repair, including ten percent (10%) of such costs for Landlord’s supervision, within thirty (30) days following Tenant’s receipt of an invoice and supporting documentation for such maintenance or repairs.

Section 6.04 Landlord’s Obligations

Landlord, shall, at Tenant’s sole cost and expense, maintain in good condition and repair, except for capital expense items including all necessary replacements of the structural elements, roof and foundation of the Building and Improvements located on the Premises which cost and expense shall be pro-rated and Tenant shall pay 1/144 of the cost and expense of each capital expense based upon the remaining months of the Term of the Lease including extensions.. Landlord’s cost for the maintenance and repair obligations under this Section 6.04 shall be reimbursed by Tenant within thirty (30) days after receipt of an invoice and supporting documentation therefor. If Landlord fails to maintain or repair that portion of the Premises as set forth in this Section 6.04, Tenant may, upon ten (10) days prior written notice to Landlord (except that no notice shall be required in the case of an emergency), perform such maintenance, repair or replacement on behalf of Landlord, at its sole cost.

Section 6.05 Alterations, Additions and Improvements

(a) Tenant shall not make any alterations to the Premises without Landlord’s consent which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything set forth in this Section 6.05 to the contrary, Tenant shall have the right, at Tenant’s expense and without any requirement of obtaining Landlord’s consent, to make such non-structural alterations, additions, modifications, renovations, improvements or installations, not to exceed the amount of Twenty-Five Thousand and no/100 Dollars ($25,000.00) per project (the “Non-Structural Alterations”) as may be necessary or desired by Tenant for Tenant’s use and operation of the Premises and using contractors of Tenant’s choice.

(b) If Tenant makes any alterations to the Premises as provided in this Paragraph, the alterations shall not be commenced until 10 days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate notice of non-responsibility.

(c) All alterations, additions, and improvements will be accomplished in a good and workmanlike manner and in conformity with all applicable laws and regulations. Landlord’s approval of the plans, specifications and working drawings for Tenant’s structural alterations shall create no responsibility for liability on the part of Landlord for their completeness, design, sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Upon completion of the construction of any structural improvements, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

Section 6.06 Condition upon Termination

Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in substantially the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. In addition, Landlord may require Tenant to remove any alterations, additions or improvements installed by Tenant after the Commencement Date (the “Tenant Work”) (whether or not made with Landlord’s consent) by giving written notice to Tenant at the time Landlord approves such alteration, addition or improvement or, if no approval was required, no less than ninety (90) days before the Expiration Date, and to restore the Premises to its prior condition, all at Tenant’s expense. All alterations, additions and improvements shall become Landlord’s property and shall be surrendered to Landlord upon the termination of the Lease, except that Tenant may remove any of Tenant’s machinery, equipment, personal property and trade fixtures. Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such machinery, equipment, personal property and trade fixtures. In no event, however, shall Tenant remove any of. the following materials or equipment without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar Building operating equipment and decorations.

ARTICLE SEVEN

DAMAGE OR DESTRUCTION

Section 7.01 Damage to Property

If the Building, or any material part thereof, shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord’s reasonable opinion after consultation with Tenant, be required or in the event any mortgagee of Landlord’s should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying the Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the occurrence of the casualty, except that Landlord’s obligation to restore shall not exceed the scope of the work required to be done by Landlord in originally constructing the Building and installing improvements in the Building, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Until such repairs and restoration are completed, all Rent is abated in proportion to the portion of the Building which is untenantable or inaccessible by Tenant in the conduct of its business. In the event Landlord is unable to complete all repair and restoration within three hundred sixty-five (365) after the date of such fire or casualty, Tenant may terminate this Lease upon written notice to Landlord. If any such damage causes any portion of the Building to become unusable or inaccessible by Tenant in the conduct of its business during the last year of the then existing Term of this Lease, either Landlord or Tenant may, on thirty (30) days’ notice to the other, terminate this Lease.

ARTICLE EIGHT

CONDEMNATION

Section 8.01 Condemnation

If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then, this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord or Tenant (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to the non-terminating party; in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If the Lease is not so terminated upon any such taking or sale, the Rent payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing, building standard improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. Each party my prove their respective claims in a taking based upon its interests (including easement interests) in the property taken, with Landlord being entitled to claim and recover from the condemning authority an award for its fee interest in the Premises or other area taken, and Tenant being entitled to claim and recover from the condemning authority a separate award for loss of Tenant’s leasehold interest, whether by separate action or by joining any such action o which Landlord is a party (as allowed by applicable law) any leasehold improvements made by Tenant to the Premises at its own expense, loss of goodwill and moving expenses, and for or on account or any cost or loss incurred in removing Tenant’s merchandise, furniture, fixtures and equipment. If temporary use of the whole or any part of the Premises is taken, Tenant shall receive (and Landlord shall remit to Tenant) that potion of award made for the benefit of Tenant as set forth herein. Tenant shall be entitled to its share of such award without regard to whether this Lease is terminated.

ARTICLE NINE

ASSIGNMENT AND SUBLETTING

Section 9.01 Landlord’s Consent Required

(a) Except for a Permitted Transfer, as defined below, no portion of the Premises or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted transfer without consent shall be void and shall constitute a breach of this Lease. Notwithstanding anything set forth herein to the contrary, Tenant may assign this Lease or sublet the Premises or any part thereof, without the prior consent of Landlord (a “Permitted Transfer”), to (a) an Affiliate (as defined below) of Tenant, (b) an entity into which Tenant is merged, consolidated or converted (or the resulting entity in any merger of any other entity into or with Tenant), or (c) to an entity to which fifty percent (50%) or more of Tenant’s assets are transferred (each, a “Permitted Transferee”); provided, however, (a) Tenant shall give Landlord written notice of such Permitted Transfer prior to such Permitted Transfer or, if the Permitted Transfer is subject to a confidentiality or nondisclosure agreement, as soon thereafter as reasonably practical, (b) the Permitted Transferee must carry on the same use from the Premises as Tenant and (c) Tenant shall remain liable under the terms of the Lease. As used herein, (1) the term “Affiliate” means any person or entity controlled by, under common control with, or which controls, the Tenant, and (2) the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controls” have meanings correlative to the foregoing.

Section 9.02 Landlord’s Election

Tenant’s request for consent to any transfer described in Section 9.01 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, and financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease). Landlord shall have the right in Landlord’s reasonable discretion (a) to withhold consent; or (b) to grant consent. Tenant shall provide adequate financial information with respect to both Tenant and the assignee or sublessee and such other information as Landlord reasonably requires. If Landlord consents to any assignment or sublease and Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion (“Profits”), then Tenant shall pay Landlord, as Additional Rent hereunder, promptly after its receipt, fifty percent (50%) of such Profits.

Section 9.03 No Release of Tenant

Except as provided in this Section 9.03, no transfer consented to by Landlord, shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Any permitted assignee or sub-tenant shall, at Landlord’s option, attorn to Landlord and shall pay all Rent directly to Landlord. Consent to one transfer shall not constitute a consent to any subsequent transfer. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent. Notwithstanding anything herein to the contrary, Tenant shall be released from its primary liability to pay the rent and to perform all other obligations of Tenant under this Lease upon the assignment of by Tenant of all of its right, title and interest in and to this Lease to an assignee with a net worth equal to or exceeding Tenant as measured as of the effective date of such assignment.

Section 9.04 No Merger

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of the Lease, or a termination by Landlord as permitted by the terms of this Lease, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to a Landlord of any of the subtenancies.

ARTICLE TEN

DEFAULTS; REMEDIES

Section 10.01 Covenants and Conditions

Tenant’s performance of each of Tenant’s obligations under this Lease, is a condition as well as a covenant. Tenant’s right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02 Defaults

Tenant shall be in material default under this Lease:

(a) If Tenant abandons the Premises or if Tenant vacates the Premises for thirty (30) consecutive days;

(b) If Tenant fails to pay Rent or any other charge required to be paid by Tenant, as and when due, and such failure continues for more than five (5) business days after receipt of written notice from Landlord;

(c) If Tenant fails to perform any of Tenant’s, non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than twenty (20) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within such thirty (30) day period and thereafter diligently pursues its completion;

(d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within ninety (90) days; (ii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within ninety (90) days; or (iii) if substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within ninety (90) days;

(e) If Tenant defaults under the terms and conditions of any other leases between Tenant and any affiliate of Landlord including but not limited to the lease between Tenant and CD Gowan LLC, a Nevada limited liability company for : 2421 East Gowan Road, North Las Vegas, Nevada 89030;

(f) If Tenant or any Guarantor defaults under the terms and conditions of the Purchase Agreement or any of the agreements referenced therein; or

(g) Any representation or warranty made by Tenant this Lease shall have been false or misleading in any material respect as of the date such representation or warranty was made.

Section 10.03 Remedies

On the occurrence of any default by Tenant after the expiration of any applicable notice and cure period, at any time thereafter, with or without notice or demand except as may be required by applicable law, and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord may:

(a) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all actual damages incurred by Landlord by reason of Tenant’s default, including without limitation (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which, in the ordinary course of things would be likely to result therefrom, including, but not limited to, any reasonable documented out-of-pocket costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, Landlord’s reasonable attorney’s fees and costs incurred in connection therewith, and any unamortized real estate commission paid or payable, to the extent applicable to the remainder of the Lease Term. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of ten percent (10%) or such lesser amount as may then be the maximum lawful rate, accruing the date such payments are due until paid. Notwithstanding anything contained above to the contrary, in no event shall Tenant be liable to Landlord hereunder for speculative, special or punitive damages. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus five percent (5%);

(b) Maintain Tenant’s right to possession, in which ease this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent as it becomes due hereunder. Landlord’s election to maintain Tenant’s right to possession shall not prejudice Landlord’s right, at any time thereafter to terminate Tenant’s right to possession and proceed in accordance with Section 10.03(a) above;

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Nevada.

(d) Cumulative Remedies

Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

Section 10.04 Landlord’s Default

Landlord shall be in default of this Lease (a “Landlord Default”) if Landlord fails to perform any term, covenant or condition of Landlord under this Lease and fails to cure such default within a period of thirty (30) days after Landlord’s receipt of notice from Tenant specifying such default or, if the default specified by Tenant is not capable of cure within such thirty (30) day period, if Landlord fails after notice from Tenant to commence to cure such default within a period of thirty (30) days and to diligently pursue completion of such cure. Any recovery by Tenant is limited to the Landlord’s interest in the Building. Notwithstanding anything contained above to the contrary, in no event shall Landlord be liable to Tenant hereunder for consequential, speculative, special or punitive damages.

ARTICLE ELEVEN

PROTECTION OF LENDERS

Section 11.01 Subordination

This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or later placed upon the Premises and to any advances made on the security of it or Landlord’s interest in it, and to all renewals, modifications, consolidations, replacements, and extensions of it. However, if any mortgagee, trustee, or ground lessor elects to have this Lease prior to the lien of its mortgage or deed of trust or prior to its ground lease, and gives notice of that to Tenant, this Lease shall be deemed prior to the mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust or ground lease, or the date of recording of it. Any such subordination contemplated hereunder shall be under the express condition that Landlord shall provide Tenant with a written non-disturbance agreement from the mortgagee or beneficiary in a form reasonably acceptable to Tenant. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure. If any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents, in form and substance reasonably acceptable to Tenant, required to for the subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease, or to evidence the attornment. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, or if any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off, or foreclosed. Neither shall the rights and possession of Tenant under this Lease be disturbed, if Tenant is not then in default in the payment of rental and other sums due under this Lease or otherwise in default under the terms of this Lease in each case beyond the expiration of any applicable notice and cure period, and if Tenant attorns to the purchaser, grantee, or ground lessor as provided in this Section 11.01. Tenant’s covenant under this Section 11.01 to subordinate this Lease to any ground lease, mortgage, deed of trust, or other hypothecation later executed is conditioned on each senior instrument containing the commitments specified in this subsection.

Section 11.02 Attornment

If Landlord’s interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease provided that such transferee or successor assumes all of the obligations of Landlord under this Lease. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

Section 11.03 Signing of Documents

Tenant shall sign and deliver any instruments or documents reasonably acceptable to Tenant that are reasonably necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed of trust or mortgagee.

Section 11.04 Estoppel Certificates

(a) Upon the request of either party, Landlord or Tenant shall execute, acknowledge and deliver to the requesting party a written statement certifying; (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) that the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that the delivering party is unaware of any default of the requesting party under this Lease (or, if the requesting party is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by requesting party or the holder of a mortgage, deed of trust or lien to which the Premises is or becomes subject. The delivering party shall deliver such statement to the requesting party within ten (10) business days after such request. The requesting party may give any such statement by the delivering party to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b) If the delivering party does not deliver such statement to the requesting party within such ten (10) business day period, the requesting party, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by the requesting party; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that the requesting party is not in default under the Lease.

Section 11.05 Tenant’s Financial Condition

Upon written request by Landlord, but no more than one (1) time in any calendar year, Tenant shall provide financial information of Tenant’s business customarily provided to Tenant’s lender under its existing credit facility (collectively, the “Tenant Financial Statements”) for a period of one (1) year prior to the date of such request.

ARTICLE TWELVE

LEGAL COSTS

Section 12.01 Attorneys’ Fees

If either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the non-prevailing party in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys’ fees and all costs and disbursements incurred therein by the prevailing party, including, without limitation, any such fees, costs or disbursements incurred on any appeal from such action or proceeding.

Section 12.02 Landlord’s Consent

Tenant shall, pay Landlord’s reasonable attorneys’ fees and costs incurred in connection with Tenant’s request for Landlord’s consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

ARTICLE THIRTEEN

MISCELLANEOUS PROVISIONS

Section 13.01 Non-Discrimination

Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in violation of applicable law in the leasing, subleasing transferring, occupancy, tenure or use of the Premises or any portion thereof.

Section 13.02 Landlord’s Liability

As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer provided that the assignee or successor of such Landlord expressly assumes such obligations. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

Section 13.03 Severability

A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04 Interpretation

The captions of the Articles and Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In, any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission.

Section 13.05 Incorporation of Prior Agreements; Modifications

Except with respect to the Purchase Agreement, , this instrument constitutes the sole agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to Tenant, and the specified lease term, and correctly sets forth the obligations of Landlord and Tenant. Any agreement or representations respecting the Premises or their leasing by Landlord to Tenant not expressly set forth in this instrument are void. This Lease may be modified only in writing and only if signed by the parties at the time of the modification.

Section 13.06 Notices

All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested postage prepaid. Notices to Tenant shall be delivered to Tenant’s Address specified in Section 1.01 above, except that upon Tenant’s taking possession of the Premises, the Premises shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to Landlord’s Address specified in Section 1.01 above. All notices shall be effective upon delivery or attempted delivery in accordance with this Section 13.06. Either party may change its notice address upon written notice to the other party.

Section 13.07 Waivers

All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord, and Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08 No Recordation

Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a “short form” memorandum of this Lease executed by both parties be recorded.

Section 13.09 Binding Effect; Choice of Law

This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. This Lease shall be governed by and construed in accordance within the laws of the State of Nevada and any action shall be brought in the state courts located in Clark County, Nevada.

Section 13.10 Waiver of Jury Trial

LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY APPLICABLE LAW, RULE, STATUTE, ORDER, CODE OR ORDINANCE.

Section 13.11 Joint and Several Liability

All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.12 Force Majeure

If Landlord or Tenant cannot perform any of their respective obligations due to events beyond such party’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s or Tenant’s control include, but are not limited to, strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, Casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity or health organization (including, without limitation, any shelter-in-place orders, stay at home orders or any restrictions on travel related thereto that preclude Tenant, its agents, contractors or its employees from accessing the Premises, national or regional emergency), breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph (collectively, a “Force Majeure”). Notwithstanding anything set forth in this Section 13.12, in no event shall any Force Majeure event excuse Tenant from the payment of Rent as due under the terms of this Lease.

Section 13.13 Execution of Lease

This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Landlord to Tenant shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties. Landlord and Tenant each (a) has agreed to permit the use from time to time, where appropriate, of email or other electronic signatures (including .pdf files thereof) in order to expedite the transaction contemplated by this Lease, (b) intends to be bound by its respective email or other electronic signature, (c) is aware that the other will rely on the emailed or other electronically transmitted signature, and (d) acknowledges such reliance and waives any defenses to the enforcement of this Lease and the documents affecting the transaction contemplated by this Lease based on the fact that a signature was sent by email or electronic transmission only.

Section 13.14 Brokers and Leasing Agents

Tenant represents and warrants to Landlord, that no broker, leasing agent or finder has been engaged by it in connection with any of the transactions contemplated by this Lease, or to its knowledge is any way connected with any of such transactions. In the event of any claims for brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Lease except Landlord’s broker, Tenant shall indemnify, save harmless and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement made by Tenant.

[Remainder of page left blank; signature page to follow.]

IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease in the State of Nevada on the day and year first above written and have initialed all Riders which are attached to or incorporated by reference in this Lease.

LANDLORD		TENANT

Delancey, LLC, a Nevada limited liability company		1847 CMD Inc., a Delaware corporation

By:	/s/ Chris Day	By:	/s/ Ellery W. Roberts
Name:	Chris Day	Name:	Ellery W. Roberts
Title:	President	Title:	Executive Chairman

RIDER NO. 1 — EXTENSION OPTION

This Rider No. 1 is attached to and made a part of that lease dated December 13, 2024 (the “Lease”), between Delancey LLC, a Nevada limited liability company, as Landlord, and 1847 CMD Inc, a Delaware corporation, as Tenant. The terms used in this Rider shall have the same definitions as set forth in the Lease. The provisions of the Lease shall prevail over any inconsistent or conflicting provisions of this Rider.

R-1. Option. Provided that Tenant is not in default of this Lease beyond the expiration of any applicable notice or cure periods at the time of the exercise of Extension Options (as defined in the Lease) or at the expiration of the initial term of this Lease, the Tenant shall have two (2) options to renew and extend this Lease, (the “Extension Option”) each term of five (5) years (the “Renewal Term”) shall commence upon written notice to the Landlord if delivered not less than six (6) months and not more than nine (9) months before the expiration of the preceding term of this Lease. Upon the delivery of such notice by Tenant and subject to the conditions set forth in the preceding sentence, this Lease shall be extended without the necessity of the execution of any further instrument or document; provided, however, that each party agrees to execute and deliver such further instruments or documents as the other party may reasonably request to memorialize or acknowledge the exercise of the Extension Option. The Renewal Term shall commence upon the expiration of the initial term of this Lease, shall expire upon the anniversary of such date five (5) years thereafter, and be upon the same terms, covenants and conditions as provided in this Lease for the initial term of this Lease. Base Rent during the Renewal Term shall be calculated as provided in this Lease.

FORM OF GUARANTY

FOR VALUE RECEIVED, and in consideration of Delancey LLC, a Nevada limited liability company (“Landlord”) entering into a Lease Agreement dated concurrently herewith (the “Lease”) for the real property described as 4485 Delancey Drive and 4495 Delancey Drive, Las Vegas, Nevada 89103, Las Vegas, Nevada 89030 (the “Premises”) with 1847 CMD Inc, a Delaware corporation (“Tenant”), 1847 Holdings LLC, a Delaware limited liability company (“Holdings”), CMD Inc., a Nevada corporation (“CMD”) and CMD Finish Carpentry LLC, a Nevada limited liability company (“Finish”) (Holdings, CMD and Finish are collectively referred to herein as the “Guarantors” and individually as a “Guarantor), agrees, jointly and severally, as follows:

1. Guarantors absolutely and unconditionally guarantee the full and faithful performance by Tenant of all of the provisions and covenants on the part of Tenant to be performed under the Lease within the time and in accordance with the terms of the Lease (collectively referred to as “Tenant Obligations”) including the payment of all amounts required to be paid by Tenant under the terms of the Lease. If Tenant holds over beyond the term of the Lease, Guarantors’ obligations hereunder shall extend and apply with respect to the full and faithful performance and observation of all of the covenants, terms and conditions of the Lease during such holdover.

2. This is a continuing guarantee and, by this instrument, Guarantors guarantee the prompt payment and performance of any and all Tenant Obligations which may now or hereafter exist or accrue from Tenant to Landlord under the Lease.

3. Guarantors expressly waive: (a) any defense based upon any legal disability to enter into the Lease or other defense of Tenant; (b) any defense based on any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Guarantors or any principal of a Guarantor, or any defect in the formation of any Guarantor or any principal of a Guarantor ; (c) any and all rights and defenses arising out of an election of remedies by Landlord, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed any Guarantor’s rights of subrogation and reimbursement against the principal; (d) any defense based upon Landlord’s failure to disclose to a Guarantor any information concerning Tenant’s financial condition or any other circumstances bearing on Tenant’s ability to perform its obligations under the Lease; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (f) any defense based on Tenant’s being subject to a bankruptcy proceeding, or upon any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (g) any right of subrogation, any right to enforce any remedy which Landlord may have against Tenant and any right to participate in, or benefit from, any security under the Lease now or hereafter held by Landlord; and (h) any proof of default by Tenant, notice of acceptance of this Guaranty, presentment, demand, protest and notice of any kind. Guarantors agree that payment or performance of any act which tolls any statute of limitations applicable to the Lease shall similarly operate to toll the statute of limitations applicable to any Guarantor’s liability hereunder. Without limiting the generality of the foregoing or any other provision hereof, Guarantors expressly waive to the extent permitted by law any and all rights and defenses which might otherwise be available to a Guarantor under Nevada law. Guarantors expressly agree, without Landlord first having to proceed against Tenant or exhausting any security held by Landlord or a Guarantor or pursuing any other available remedy, to pay on demand all sums due and to become due to Landlord by reason of Tenant’s default under the Lease. Guarantors agree that each Guarantor’s obligations hereunder are independent of the obligations of Tenant and a separate action or actions may be brought and prosecuted against any Guarantor to collect the full amount hereby guaranteed, or any portion thereof, whether action is instituted against Tenant or any other person or guarantor for such obligations and whether or not Tenant be joined in any such action or actions.

4. Landlord may, without notice and without affecting the liability of any Guarantor, from time to time: (a) modify in any form and in any manner, any of the obligations of Tenant under the Lease, including without limitation an increase in Minimum Rent and/or Tenant’s Pro Rata Share of Common Area Operating Expenses to the extent allowed under the terms of the Lease, the renewal or extension of the Term of the Lease, the addition of space to the Premises, the acceleration or alteration of the time of performance of Tenant Obligations and other charges, or the change of any other terms of the Lease agreed to in writing by Tenant; (b) take and hold security for the payment of this Guaranty or the obligations guaranteed and exchange, enforce, waive and release any such security or any part thereof; and (c) apply such security and direct the order or manner of sale thereon as Landlord may, in its sole and absolute discretion, determine.

5. Guarantors hereby expressly waive and relinquishes Guarantors’ right of subrogation to any remedy Landlord may otherwise have had against Tenant, and the right of reimbursement against Tenant for payment of Tenant Obligations or any part thereof, until all Tenant Obligations owed to Landlord have been paid in full or performed in full, as the case may be. Guarantors further waive and relinquishes the right to assert a defense based upon Landlord’s election of remedies, including the loss or destruction of such rights of subrogation and reimbursement in any action instituted by Landlord against any Guarantor on this Guaranty.

6. Guarantors hereby absolutely subordinate, both in right of payment and in time of payment, any present or future indebtedness of Tenant or its stockholders, partners, or members, as the case may be, to any Guarantor, to Tenant Obligations to Landlord. If, upon Landlord’s request, any Guarantor shall collect, enforce or receive payment from Tenant upon any Tenant Obligations or from its stockholders, partners, or members, as the case may be, any such sums shall be received by such Guarantor as trustee for Landlord and shall be paid over to Landlord on account of Tenant Obligations to Landlord, without reducing or affecting in any manner the liability of any Guarantor under the other provisions of this Guaranty except to the extent such amounts reduce the amounts due under the terms of the Lease.

7. This Guaranty and any security for this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of any Tenant Obligation is rescinded or must otherwise be required to be returned by Landlord upon the bankruptcy, insolvency or reorganization of Tenant or otherwise, all as though such payment or performance had not occurred.

8. No Guarantor shall have any authority to revoke this Guaranty.

9. If any Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims which such Guarantor may have against Tenant or its stockholders, partners, or members, as the case may be, relating to any indebtedness of Tenant or its stockholders, partners, or members, as the case may be, all rights of any Guarantor shall be assigned to Landlord. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay, and all Guarantors do hereby authorize such person or persons to pay to Landlord the amount payable on such claim and, to the full extent necessary for that purpose the Guarantors hereby assigns to Landlord all of such Guarantor’s rights to any such payments or distributions to which such Guarantor would otherwise be entitled to the extent of the amounts due by Tenant under the terms of the Lease.

10. A waiver by Landlord of any of the terms, provisions, covenants, conditions and agreements of the Lease, or any modifications thereof, or the giving of any consent to any assignment or assignments thereof and/or any consent to sublease or subleases of the Premises, or any part thereof, without any Guarantor’s consent, or the granting of any indulgences or extensions of time to Tenant, may be made and done without notice to any Guarantor, without impairing the obligations of this Guaranty and without in any way affecting, changing or releasing any Guarantor from its obligations hereunder.

11. Guarantors hereby represent and warrant, as follows:

(a) No Guarantor is a party to any agreement or instrument materially and adversely affecting such Guarantor’s present or proposed business, properties or assets, or operations or conditions (whether financial or otherwise); and Guarantor is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions set forth in any agreement or instrument to which such Guarantor is a party.

(b) There is not now pending against or affecting any Guarantor, nor to the knowledge of each Guarantor is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency that, if adversely determined, would materially impair or affect any Guarantor’s financial condition or operations.

(c) Each Guarantor has filed all federal, state, county, municipal and other income tax returns required to have been filed by such Guarantor and has paid all taxes that have become due pursuant to such returns or pursuant to any assessments received, and no Guarantor knows of any basis for any material additional assessment against a Guarantor in respect of such taxes.

(d) Guarantors hereby represent and warrant to Landlord that, as of the date hereof and during the term of the Lease (including any amendments thereto) each Guarantor has and will in the future maintain a financial interest in the operations and success of Tenant, and that each Guarantor occupies and will in the future occupy itself to a substantial degree and on a continuing basis in promoting its own profit through involvement in the management of Tenant’s day-to-day operations.

(e) Guarantors have provided Landlord at or prior to the date of this Guaranty with financial statements reflecting each Guarantor’s financial condition as of a date within the last twelve (12) months as an inducement to Landlord to enter into the Lease, and each Guarantor hereby represents and warrants to Landlord that such financial statements are correct and accurate in all material respects, and that each Guarantor’s financial condition has not materially changed since the date of those statements.

12. Guarantors covenant and agree that, so long as any part of Tenant Obligations shall remain unpaid or contested, each Guarantor will, unless Landlord shall otherwise consent in writing:

(a) File all federal, state, county, municipal and other income tax returns required to be filed by a Guarantor and pay before the same become delinquent all taxes that become due pursuant to such returns or pursuant to any assessments received by a Guarantor.

(b) Promptly and faithfully comply with all laws, ordinances, rules, regulations and requirements, both present and future, of every duly constituted governmental authority or agency having jurisdiction that may be applicable to such Guarantor.

(c) Each Guarantor will provide to Landlord an estoppel letter concerning this Guaranty on Landlord’s request, and failure to deliver shall constitute a breach of the Guarantors’ obligations hereunder.

13. The liability of each Guarantor hereunder shall be joint and several and shall in no way be affected by: (a) the release or discharge of Tenant in any creditor’s receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease resulting from the operation of any present or future provision of the Federal Bankruptcy Code, Title 11 U.S.C. or any successor statute, or other statute or from the decision in any court (and the Guaranty shall continue to be effective or shall be reinstated as may be necessary to cause this clause (b) to be effective); (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant or any change of control of Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause whatsoever of the liability of Tenant unless and until all amounts due under the terms of the Lease have been paid in full; (g) the exercise by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease. Guarantors hereby waive all defenses, rights and remedies accorded by applicable law to guarantors, including, but not limited to: (i) all rights to cause a marshalling of Tenant’s assets; (iv) any notice of demand, notice of default or other notice from Landlord (Each Guarantor hereby agreeing that any payments or performance required to be made hereunder shall become due immediately pursuant to the provisions hereof, whether or not a Guarantor has been given notice of any breach or default by Tenant); (v) any failure to pursue Tenant or its property or any right to cause Landlord to proceed against a Guarantor or Tenant or any security for the Lease or this Guaranty in any particular order (Guarantors hereby agreeing that Landlord may enforce the obligations of any Guarantor hereunder without first taking any action whatsoever against Tenant, its successors and assigns, or any security); (vi) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation; or (vii) any defense by reason of the assertion by Landlord against Tenant of any of Landlord’s rights or remedies or by virtue of Landlord instituting any summary or other proceeding against Tenant.

14. The liability of each Guarantor under this Guaranty shall be joint and several, primary; and in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against any Guarantor without having commenced any action, or having obtained any judgment, against Tenant.

15. Guarantors agree that whenever notice shall be required to be given by Landlord to Tenant pursuant to the terms of the Lease, such notice may be given in the manner provided in the Lease to Tenant alone with the same force and effect as though given both to Tenant and each Guarantor.

16. Guarantors agree that the benefits hereunder shall inure to Landlord and its successors and assigns and Landlord may, without notice, and without the consent of any Guarantor, assign this Guaranty in whole or in part to any person, corporation, limited liability company or partnership, and when so assigned each Guarantor shall be liable to the assignee(s) of this Guaranty.

17. All of the terms and provisions contained herein shall be joint and several obligations of the Guarantors and Guarantors’ successors and assigns.

18. All rights, powers and remedies granted to Landlord hereunder shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law or in equity.

19. The term “Landlord” whenever hereinabove used refers to and means Landlord in the foregoing Lease specifically named and also any assignee of said Landlord, whether outright assignment or by assignment for security, and also any successor to the part thereof, whether by assignment or otherwise. So long as the Landlord’s interest in or to the Premises or the rents, issues and profits therefrom, or in, to or under said Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by the beneficiary, mortgagee or secured party of Landlord’s interest in the Premises or under said Lease shall affect the continuing obligation of Guarantors under this Guaranty, which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, secured party, trustee or assignee under such mortgage, deed of trust of assignment, or any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, secured party, trustee, assignee or purchaser.

20. The term “Tenant” whenever hereinabove used refers to and means Tenant in the foregoing Lease specifically named and also any assignee or sublessee of Tenant, whether by assignment, sublease, merger, acquisition or otherwise, and also any successor to the interest of Tenant or such assignee or sublessee.

21. In the event an action is commenced by Landlord against Tenant or any Guarantor, the prevailing party shall be awarded reasonable attorneys’ fees and all costs of litigation.

22. Each Guarantor shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of a Guarantor’s obligations hereunder and to carry out the intent of this Guaranty.

IN WITNESS WHEREOF, Guarantors do hereby execute this Guaranty on the 13th day of December, 2024.

1847 Holdings LLC, a Delaware limited Liability company

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

CMD Inc, a Nevada corporation

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

CMD Finish Carpentry LLC, a Nevada limited liability company

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

ADDENDUM

Addendum to Lease of even date herewith entered into between Delancey LLC, a Nevada limited liability company (“Landlord”) and 1847 CMD Inc., a Delaware corporation (“Tenant”). Terms not defined in the Addendum are defined in the Lease.

1. The date on the cover page Dated as of December 13, 2024 is hereby changed to read December 16, 2024, the first paragraph of the Lease is hereby changed from the 13th day of December 2024 to the 16th day of December 2024, the first sentence of Lease Term is hereby changed to five (5) years (the “Initial Term”). beginning on the Commencement Date and continuing until December 31, 2029 (the “Expiration Date”), the Commencement Date is changed from December 13, 2024 to December 16, 2024, Rider No. 1-Extension Option first line is changed from December 13, 2024 to December 16, 2024 and the date the Form of Guaranty is executed is changed from the 13th day of December to the 16th day of December.

2. Anniversary Date is changed to read: Anniversary Date: Shall mean the 1st day of January of each and every calendar year during the Lease Term excluding January 1, 2025.

3. The Base Rent as set forth in Section 1.02 of the Lease is $20,000 per month. The current tenant is CMD Inc., which, prior to Closing, was owned by Christopher M. Day trustee of The CD Trust dated October 18, 2021. The tenant is changing and the lender has indicated that the loan is being called. In the event the loan is called and the Landlord is required to refinance the Premises with same or a different lender, Tenant shall pay all refinancing costs and if there is an increase in the monthly mortgage payments, the Landlord and Tenant agree that such increase in the mortgage payments will be added to the Base Rent.

Other than as expressly provided for in this Addendum, the Lease and all the provisions contained in the Lease shall remain in full force and effect.

[Signatures contained on following page]

IN WITNESS WHEREOF the Landlord and Tenant have executed this Lease Addendum between Delancey LLC and 1847 CMD Inc. on the date first written above.

LANDLORD
Delancey LLC, a Nevada limited
liability company

By:	/s/ Chris Day
Name:	Chris Day
Title:	President

TENANT
1847 CMD Inc., a Delaware corporation

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman